UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015

FIRST DATA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 LIBERTY STREET 29th FLOOR NEW YORK, NEW YORK	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 735-3362

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In the second quarter of 2015, First Data Corporation (FDC) realigned its operating segments into three reportable segments: Global Business Solutions (GBS), Global Financial Solutions (GFS), and Network & Security Solutions (NSS). The new segments are designed to establish global lines of businesses that will work seamlessly with FDC’s teams in its regions (the United States and Canada (North America), Europe, Middle East and Africa (EMEA), Latin America (LATAM), and Asia Pacific (APAC)) and be supported by a corporate team focused on company-wide issues.

GBS provides businesses of all sizes and types with a wide range of solutions at the point of sale, including merchant acquiring, eCommerce, mobile commerce, POS technology, and other business solutions. GFS provides financial institutions, which include bank and non-bank issuers such as retailers with proprietary card portfolios, with a broad range of solutions that enable them to offer financial products and solutions to their customers. NSS provides a wide range of network services and security, risk and fraud management solutions to business and financial institution clients in our GBS and GFS segments and independently to other financial institutions, businesses, governments, processors, and other clients.

Following the realignment, FDC retroactively adjusted all segment related disclosures included within the notes to the consolidated financial statements.

Exhibit 99.1 to this Form 8-K updates “Item 8. Financial Statements and Supplemental Data” previously included in FDC’s Form 10-K for the year ended December 31, 2014. FDC began to report comparative results reflective of the above mentioned changes with the filing of FDC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	The following is a list of the Exhibits filed or furnished with this report.

Exhibit Number	Description of Exhibit

99.1	Part II, Item 8. Financial Statements and Supplementary Data

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definitions Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

Date: August 4, 2015

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